UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2005
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 1, 2005, the Company borrowed an aggregate of $450 million under its Amended and Restated Five-Year Revolving Loan Credit Agreement, dated as of June 24, 2005, among the Company, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent, and its Credit Agreement, dated as of June 24, 2005, among the Company, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, and Credit Suisse, Cayman Islands Branch, Deutsche Bank AG New York Branch and Sumitomo Mitsui Banking Corporation, as documentation agents.
Item 2.06. Material Impairments.
     On July 30, 2005, the Audit Committee of the Board of Directors of the Company concluded that it is necessary to record non-cash charges aggregating approximately $1.1 billion in the second quarter of 2005 for the impairment of certain assets in North America and Europe under U.S. generally accepted accounting principles. Of these charges, nearly $900 million of charges will be recognized as the Company reduces, to estimated fair value, the carrying value of fixed assets in North America related to the 24 facilities that will be transferred to Ford in conjunction with a contemplated transaction, and approximately $250 million of non-cash charges will be recorded to reduce the carrying value of certain non-core fixed assets for drive line and engine air fuel systems primarily in Europe.
SECTION 7 — REGULATION FD
Item 7.01. Regulation FD Disclosure.
     On August 1, 2005, the Company issued a press release updating the status of the transactions contemplated by its memorandum of understanding, dated as of May 24, 2005, with Ford, the status of the independent review being conducted by the Audit Committee of the Board of Directors of the Company in respect of the accounting for certain transactions originating primarily in the Company’s North American purchasing activity, and the repayment of its maturing bonds. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. 99.1 Press release dated August 1, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: August 1, 2005	By:	/s/ James F. Palmer
James F. Palmer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release dated August 1, 2005.